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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 11, 1998





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    0-11402                   74-1666060
(STATE OR OTHER JURISDICTION       (COMMISSION                (IRS EMPLOYER
     OF INCORPORATION)             FILE NUMBER)             IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 664-1000

                                 Not applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 5.  OTHER EVENTS.

          On December 11, 1998, Telxon Corporation (the Company") issued a press release announcing that it will restate the previously released financial results for its second quarter, ended September 30, 1998, of its 1999 fiscal year to reflect a change in the timing of recognizing revenues financed under a new floor-plan arrangement to a segment of its Value-Added Distributor ("VAD") channel. The Company announced that, based on advice from its outside auditors, PricewaterhouseCoopers LLP, revenues under this new financing program are more appropriately recognized upon the VAD's resale to end-user customers.

          In addition, the Company announced in the press release that its revenues and earnings for fiscal 1999 are anticipated to be negatively affected as a result of unexpected delays in the general availability of certain models of its pen-based product line and lower than expected demand from U.S. customers.

          A copy of the press release discussing the above and certain related matters is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c) Exhibits.

                  99 Press Release issued by the registrant on December 11, 1998.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TELXON CORPORATION



Date:  December 11, 1998                   By:    /s/ Kenneth W. Haver
                                                  --------------------
                                                  Kenneth W. Haver
                                                  Senior Vice President and
                                                    Chief Financial Officer